         EL CONQUISTADOR
RATIO OF EARNINGS TO FIXED CHARGES                               ENDING MARCH 31,
                                       ----------------------------------------------------------------------------------------
                                            FISCAL              FISCAL          FISCAL            FISCAL               FISCAL
                                             1994                1995            1996              1997                 1998
             EARNINGS                      AUDITED             AUDITED         AUDITED           AUDITED             UNAUDITED
             --------
                                       ----------------------------------------------------------------------------------------
   PRETAX INCOME (LOSS) FROM                $(10,047,684)       $(27,476,720)    $(12,241,033)     $(9,403,173)     $(7,936,178)
      CONTINUING OPERATIONS

  CURRENT PERIOD AMORTIZATION OF
INTEREST CAPITALIZED IN PREVOIUS PERIODS        $236,328         $   237,320      $   237,343      $   237,343     $    237,343

         INTEREST EXPENSE                    $ 5,297,771         $16,136,755      $17,021,764      $17,162,132     $ 17,228,735

LESS INTEREST CAPITALIZED DURING PERIOD      $   (49,623)        $    (1,138)     $         0      $         0     $          0

NET AMORTIZATION OF DEBT ISSUANCE            $   742,822         $   978,007      $   978,012      $   978,002     $    978,007

         INTEREST PORTION
        OF RENTAL EXPENSE                    $         0         $         0      $         0      $         0     $          0

             EARNINGS                        $(3,820,386)       $(10,125,776)     $ 5,996,086      $ 8,974,304     $ 10,507,907
                                            ------------          ----------    ------------        ----------      -----------

          FIXED CHARGES
         INTEREST EXPENSE                    $ 5,297,771         $  16,136,755      $17,021,764    $17,162,132      $17,228,735



NET AMORTIZATION OF DEBT ISSUANCE            $   742,822          $    978,007      $   978,012    $   978,002      $   978,007

         INTEREST PORTION
        OF RENTAL EXPENSE                    $         0          $          0      $         0    $         0      $         0
                                            ------------           ------------      ----------     ----------      -----------
       TOTAL FIXED CHARGES                   $ 6,040,593          $ 17,114,762      $17,999,776    $18,140,134      $18,206,742


RATIO OF EARNINGS TO FIXED         NEGATIVE $(3,820,386) NEGATIVE $(10,125,776)          0.3              0.5               0.6
  CHARGES                                   -----------            ------------          ---              ---               ---
                                   FOOTNOTE              FOOTNOTE                        TO 1             TO 1              TO 1
                                   EARNINGS INADEQUATE   EARNINGS INADEQUATE
                                   -------------------   -------------------         ----------     -----------     --------------

         EL CONQUISTADOR
RATIO OF EARNINGS TO FIXED CHARGES                               ENDING DEC 31,
                                          -------------------------------------------------
                                                  9 MONTHS                  9 MONTHS
                                                   DEC 96                    DEC 97
             EARNINGS                            UNAUDITED                 AUDITED
             --------
                                         --------------------------------------------------
   PRETAX INCOME (LOSS) FROM                       $ (14,810,798)           $   (15,042,122)
      CONTINUING OPERATIONS

  CURRENT PERIOD AMORTIZATION OF
INTEREST CAPITALIZED IN PREVOIUS PERIODS           $     178,007            $       178,007

         INTEREST EXPENSE                          $  12,691,707            $    13,156,711

LESS INTEREST CAPITALIZED DURING PERIOD            $           0

NET AMORTIZATION OF DEBT ISSUANCE                  $     733,509             $      733,509

         INTEREST PORTION
        OF RENTAL EXPENSE                          $           0             $            0

             EARNINGS                              $  (1,207,575)            $     (973,895)
                                                       ---------                  ---------

          FIXED CHARGES
         INTEREST EXPENSE                          $  12,691,707             $   13,156,711



NET AMORTIZATION OF DEBT ISSUANCE                  $     733,509             $      733,502

         INTEREST PORTION
        OF RENTAL EXPENSE                          $           0             $            0
                                                     -----------                 ----------
       TOTAL FIXED CHARGES                         $  13,425,216             $   13,890,213

RATIO OF EARNINGS TO FIXED CHARGES       NEGATIVE  $  (1,207,575)   NEGATIVE $     (973,895)
                                         FOOTNOTE                   FOOTNOTE
                                         EARNINGS INADEQUATE        EARNINGS INADEQUATE
                                         --------------------------------------------------

         EL CONQUISTADOR
RATIO OF EARNINGS TO FIXED CHARGES               ENDING JUNE 30,
                                       ----------------------------------------------
                                                     6 MONTHS             6 MONTHS
                                                      JUNE 97              JUNE 98
             EARNINGS                                UNAUDITED            UNAUDITED
             --------
                                       ----------------------------------------------
   PRETAX INCOME (LOSS) FROM                 $ 3,072,415                $ 7,585,569
      CONTINUING OPERATIONS

  CURRENT PERIOD AMORTIZATION OF
INTEREST CAPITALIZED IN PREVOIUS PERIODS     $   118,672                $   118,672

         INTEREST EXPENSE                    $ 8,871,260                $ 8,669,672

LESS INTEREST CAPITALIZED DURING PERIOD

NET AMORTIZATION OF DEBT ISSUANCE            $   489,001                $   489,001

         INTEREST PORTION
        OF RENTAL EXPENSE                    $         0

             EARNINGS                        $12,551,348                $16,862,914
                                              ----------                 ----------

          FIXED CHARGES
         INTEREST EXPENSE                    $ 8,871,260                $ 8,669,672



NET AMORTIZATION OF DEBT ISSUANCE            $   489,001                $   489,001

         INTEREST PORTION
        OF RENTAL EXPENSE                    $         0                $         0
                                              ----------                 ----------
       TOTAL FIXED CHARGES                   $ 9,360,261                $ 9,158,673


RATIO OF EARNINGS TO FIXED CHARGES                1.3                      1.8
                                                  ---                      ---
                                                  TO 1                     TO 1
                                   -------------------------  ---------------------

         EL CONQUISTADOR
RATIO OF EARNINGS TO FIXED CHARGES                                   PROFORMA  P/L
                                           -----------------------------------------------------------------
                                                    PROFORMA               PROFORMA            PROFORMA
                                                   12 MONTH                9 MONTH              6 MONTH
             EARNINGS                             1998 FISCAL             DEC 1997             JUNE 98
             --------                      -----------------------------------------------------------------
   PRETAX INCOME (LOSS) FROM                      $ 1,556,888             $(9,056,900)        $ 13,499,096
      CONTINUING OPERATIONS

  CURRENT PERIOD AMORTIZATION OF
INTEREST CAPITALIZED IN PREVOIUS PERIODS          $   237,343            $    178,007         $    118,672

         INTEREST EXPENSE                         $10,829,826            $  8,413,369         $  5,608,913

LESS INTEREST CAPITALIZED DURING PERIOD

NET AMORTIZATION OF DEBT ISSUANCE                 $   166,667            $    125,000         $     83,333

         INTEREST PORTION
        OF RENTAL EXPENSE

             EARNINGS                             $12,790,724            $   (340,524)        $ 19,310,014
                                                  -----------                --------           ----------

          FIXED CHARGES
         INTEREST EXPENSE                         $11,272,761            $  8,454,571         $  5,636,381



NET AMORTIZATION OF DEBT ISSUANCE                 $   166,667             $  125,000          $    83,333

         INTEREST PORTION
        OF RENTAL EXPENSE                         $         0             $        0          $         0
                                                   ----------              ---------            ---------
       TOTAL FIXED CHARGES                        $11,439,428             $8,579,571          $ 5,692,246


RATIO OF EARNINGS TO FIXED CHARGES                     1.1      NEGATIVE  $ (340,524)             3.4
                                                       ---      FOOTNOTE                          ---
                                                       TO 1     EARNINGS INADEQUATE               TO 1
                                                 -----------------------------------------------------------

                                       4